FOR IMMEDIATE RELEASE

United Development Funding IV Announces Intent to List on NASDAQ

and Launch Concurrent Tender Offer

Grapevine, Texas, May 22, 2014 – United Development Funding IV (“UDF IV” or the “Trust”) announced today that it intends to list its common shares of beneficial interest (the “Common Shares”) on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UDF.” UDF IV anticipates that its Common Shares will begin trading on NASDAQ (the “Listing”) on or about June 4, 2014. Concurrent with the Listing, UDF IV intends to commence a tender offer to purchase up to $35 million of its Common Shares.

Listing

The Board of Trustees of UDF IV has determined that the Listing is in the best interest of the Trust and its shareholders. UDF IV believes the Listing will enable it to fund future growth and increase shareholder value while providing liquidity for its current shareholders. UDF IV also believes the Listing will make its shares available to a broader range of investors in the public markets and increase the potential capital sources available to the Trust.

UDF IV provides capital solutions to developers and national and regional production homebuilders. Its portfolio is secured by properties in Texas and Florida, and it intends to expand to North Carolina and South Carolina in fiscal year 2014. The Trust will continue to evaluate other affordable housing markets with healthy economies and strong long-term residential supply and demand fundamentals. Since commencing its initial public offering in November 2009, UDF IV has originated or purchased 149 loans and developed a strong balance sheet as a platform for future growth.

Completion of the Listing is subject to final approval by NASDAQ. There can be no assurance that UDF IV’s Common Shares will be listed on NASDAQ.

Tender Offer

UDF IV also announced today that it intends to commence a tender offer (subject to all appropriate filings with the Securities and Exchange Commission) to purchase up to $35 million of its Common Shares (the “Tender Offer”). UDF IV believes the Tender Offer augments the options available to shareholders in connection with the Listing. In accordance with the terms of the Tender Offer, UDF IV will offer to repurchase its Common Shares at a purchase price of $20.50 per share. UDF IV intends to fund the Tender Offer with cash on hand, funds available under UDF IV’s existing credit facilities and/or a new credit facility. Assuming that trading of UDF IV’s Common Shares begins on June 4, 2014, the Tender Offer will also commence on June 4, 2014 and expire on July 2, 2014 (unless UDF IV determines to extend the offer). The Tender Offer will be subject to certain conditions that will be more fully described in the Tender Offer materials, which will become available to shareholders promptly following commencement of the Tender Offer.

Hollis M. Greenlaw, Chief Executive Officer and Chairman of the Board of Trustees, said, “The UDF IV team is proud to announce that we have achieved a significant milestone along our plan to grow and prosper in one of the most integral sectors of the U.S. economy – residential housing.  On or about June 4, we intend to list our shares for trading on the NASDAQ exchange.  United Development Funding specializes in providing capital solutions to seasoned homebuilders and land developers in the strongest homebuilding markets in the country so they may participate more aggressively in the housing recovery.  Our cohesive team of senior management and asset managers provides a wealth of homebuilding and land development experience, and has consistently demonstrated its ability to execute our strategic plan by acquiring and managing residential real estate loans, producing a stable yield and further adding value through prudent use of leverage.   The Listing is intended to provide UDF IV the most efficient access to capital to increase market share in Texas and expand into the largest homebuilding markets across the country.”

Pre-Commencement Communications

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares. The full details of the Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to shareholders promptly following commencement of the Tender Offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by UDF IV with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. When available, shareholders also may obtain a copy of these documents, free of charge, from UDF IV.

About United Development Funding IV

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfonline.com.

Important Notice Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates or prices; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts
Anthony J. DeFazio	Michael K. Wilson
DDCworks	United Development Funding
tdefazio@ddcworks.com	mwilson@umth.com
Ph: 484-342-3600	Ph: 817-835-0650